Exhibit 10(c)

AMENDMENT OF RESTRICTED STOCK

UNIT AWARD AGREEMENT

(with related Dividend Equivalent Rights)

(U.S. Version)

TIM HORTONS INC.

This Amendment, made effective as of May 1, 2007, is between Tim Horton Inc., a Delaware Corporation (the “Company”),                     , a                              (the “Employer”), and                      (the “Grantee”) (collectively, the “Parties”).

WHEREAS effective as of August 1, 2006, the Parties entered into the Restricted Stock Unit Award Agreement (“Original RSU Agreement”), which provides for the terms and conditions governing the “Award” (as defined in the Original RSU Agreement) of Restricted Stock Units (“RSUs”) made to the Grantee on August 1, 2006.

WHEREAS the Parties desire to amend the Original RSU Agreement in accordance with the terms set forth herein.

WHEREAS capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings attributed to such terms in the Original RSU Agreement.

NOW THEREFORE the Parties hereby agree that the forgoing recitals are incorporated herein by reference and as follows:

1.	Section 1.2 of the Original RSU Agreement is hereby amended by:

(c)	deleting the following from the sixth line:

“(provided that no fractional Restricted Stock Units shall be granted)”; and

(d)	inserting the following at the end of Section 1.2:

Fractional Restricted Stock Units may be generated upon the automatic settlement of Dividend Equivalent Rights into additional Restricted Stock Units and upon the vesting of a portion of a Restricted Stock Unit award (see Section 3). These fractional Restricted Stock Units continue to accrue additional Dividend Equivalent Rights and accumulate until the fractional interest is of sufficient value to acquire an additional Restricted Stock Unit as a result of the settlement of future Dividend Equivalent Rights, subject to adjustment upon the vesting of a portion of the underlying Restricted Stock Unit award (See Section 3). The Committee shall determine appropriate administration for the tracking and settlement of Dividend Equivalent Rights, including with respect to fractional interests, and the Committee’s determination in this regard shall be final and binding upon all Parties.

6.	Section 3 of the Original RSU Agreement is hereby amended by:

(a)	deleting the following from the second and third lines: “(rounded down to the next whole Stock Unit, if necessary);” and

(b)	inserting the following at the end of Section 3:

Fractional Restricted Stock Units may be generated and/or adjusted upon the vesting of one-third of the Restricted Stock Units awarded under this Agreement. See Section 7 regarding settlement of fractional Restricted Stock Units.

7.	Section 7 of the Original RSU Agreement is hereby amended by, at the end of the first paragraph of that Section, inserting:

Fractional Shares may be generated upon settlement of vested Restricted Stock Units. All parties understand, acknowledge and agree that fractional Shares cannot be traded in the public markets, and therefore, any fractional Share owing to Grantee upon settlement and payment for a vested fractional Restricted Stock Unit, after taking into account the reduction to the number of Shares as required under Section 10 of this Agreement, if applicable, will ultimately be paid and settled in cash when the Grantee sells shares through the Plan Administrator or transfers Shares out of the Plan Administrator’s system. The Committee shall determine appropriate administration for the settling of vested Restricted Stock Units, including with respect to fractional interests, and the Committee’s determination in this regard shall be final and binding upon all Parties. As used herein, “Plan Administrator” shall mean the party engaged by the Company to administratively track awards and accompanying Dividend Equivalent Rights granted under the Plan, as well as handle the process of vesting and settlement of such awards.

8.	Section 10 of the Original RSU Agreement is hereby amended by inserting the following at the end of such Section 10:

Fractional Shares may be generated and/or adjusted upon the withholding of taxes in accordance with this Section 10, and the settlement of the Restricted Stock Units into Shares will be adjusted by the amount of the withholding, including by the fractional Shares generated and/or adjusted upon the withholding transaction. Any fractional Shares will ultimately be paid or settled in cash in accordance with Section 7 of this Agreement. Additional fractional Shares may continue to accrue and be added to existing fractional Shares upon future vesting and settlement of Restricted Stock Units (in accordance with the terms of this Agreement) if vested Shares remain in the Plan Administrator’s system.

9.	Except as set forth in this Amendment, the Original RSU Agreement shall remain unmodified. By executing this Amendment, all Parties agree that the Original RSU Agreement shall continue in full force and effect, in accordance with its terms, as amended hereby.

This AMENDMENT has been entered into to be effective on and as of the 1st day of May, 2007.

TIM HORTONS INC. (“Company”)

By:

Name:

Title:

(“Employer”)

By:

Name:

Title:

GRANTEE

Print Name: